Exhibit 4.13

FOURTEENTH SUPPLEMENTAL INDENTURE

FOURTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 3, 2013, among IONIAN TECHNOLOGIES INC., STANDING STONE, INC., AVEE LABORATORIES INC., ALERE INFORMATICS, INC., ALERE WELLOGIC, LLC, ESCREEN, INC., ATS LABORATORIES, INC., SCREEN TOX, INC., GLOBAL ANALYTICAL DEVELOPMENT LLC, AND PEMBROOKE OCCUPATIONAL HEALTH, INC. (collectively, the “New Guarantors”), which are Subsidiaries of Alere Inc. (or its successor) (the “Issuer”), ALERE INC., a Delaware corporation, each of the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of May 12, 2009, as amended, supplemented and modified by a First Supplemental Indenture dated as of May 12, 2009, a Second Supplemental Indenture dated as of June 9, 2009, a Third Supplemental Indenture dated as of August 4, 2009, a Fourth Supplemental Indenture dated as of September 22, 2009, a Fifth Supplemental Indenture dated as of November 25, 2009, a Sixth Supplemental Indenture dated as of February 1, 2010, a Seventh Supplemental Indenture dated as of March 1, 2010, an Eighth Supplemental Indenture dates as of March 19, 2010, a Tenth Supplemental Indenture dated as of June 16, 2011, and a Twelfth Supplemental Indenture dated as of June 16, 2011 (as so amended, supplemented and modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 9.00% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause each of the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the New Guarantors, the Trustee, the Issuer and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Guarantee. Each of the New Guarantors hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS:

IONIAN TECHNOLOGIES INC.
STANDING STONE, INC.
AVEE LABORATORIES INC.
ALERE INFORMATICS, INC.
ALERE WELLOGIC, LLC
ESCREEN, INC.
ATS LABORATORIES, INC.
SCREEN TOX, INC.
PEMBROOKE OCCUPATIONAL HEALTH, INC., as New Guarantors

By:	/s/ Ellen V. Chiniara
	Name:	Ellen V. Chiniara
	Title:	Secretary

GLOBAL ANALYTICAL DEVELOPMENT LLC, as a New Guarantor

By: ATS LABORATORIES, INC., ITS MANAGING MEMBER

	By:	/s/ Ellen V. Chiniara
	Name:	Ellen V. Chiniara
	Title:	Secretary

ALERE INC.

By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer and Treasurer

Signature Page to Fourteenth Supplemental Indenture

EXISTING GUARANTORS:

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HOME MONITORING, INC.
ALERE INTERNATIONAL HOLDING CORP.
ALERE NEWCO, INC.
ALERE NEWCO II, INC.
ALERE NORTH AMERICA, INC.
ALERE OF NEW YORK, INC.
ALERE SAN DIEGO, INC.
ALERE SCARBOROUGH, INC.
ALERE US HOLDINGS, LLC
ALERE WELLBEING
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
BINAX, INC.
BIOSITE INCORPORATED
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.

By:	/s/ David A. Teitel
Name:	David A. Teitel

Title (respectively): Vice President and Treasurer; Vice President, Finance and Treasurer; Vice President and Treasurer; Vice President, Finance; President; President; President; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance and Treasurer; Vice President and Treasurer; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance

Signature Page to Fourteenth Supplemental Indenture

EXISTING GUARANTORS (continued):

INNOVACON, INC.
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
IVC INDUSTRIES, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RMD NETWORKS, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
ZYCARE, INC.

By:	/s/ David A. Teitel
Name:	David A. Teitel

Title (respectively): Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; Chief Financial Officer and Treasurer

Signature Page to Fourteenth Supplemental Indenture

EXISTING GUARANTORS (continued):
ALERE TOXICOLOY SERVICES, INC.
LABORATORY SPECIALISTS OF AMERICA, INC.

By:	/s/ Jay McNamara
	Name:	Jay McNamara
	Title:	Assistant Secretary

Signature Page to Fourteenth Supplemental Indenture

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

Signature Page to Fourteenth Supplemental Indenture